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EXHIBIT 10.13



September 9, 1999



Gilles Laverdiere

Dear Gilles:

This letter confirms your personal agreement as sponsor of the transaction between Biogan International, Inc., and Tiaro Bay, as well as the reorganization with Hechi Industrial Co., to pay, or cause to paid or settled, all of the liabilities of Biogan that are not paid with cash in the subject transaction, by the issuance of options or other forms of securities or consideration.

As consideration for your agreements and services in the subject transaction, Biogan agrees to issue to you 16,877,116 shares of common stock of Biogan, before the 1 for 12 reverse stock split contemplated by Biogan, said shares to be issued in consideration of the assignment of the Hechi agreement, and the payment of all of the liabilities of Biogan above described. The shares will be issued under and in compliance with Regulation S of the SEC, to which regulation you agree to comply.

The shares of Biogan stock being issued to you as herein described shall occur subsequent to the record date for the stock dividend to Biogan shareholders of the R-Tec Holding, Inc. spin off.

Your approval of the terms of this letter will be evidenced by your signature on a copy hereof.

                                                   Sincerely,

                                                   Biogan International, Inc.


                                                   By  /S/ Ronald J. Tolman  VP
                                                       -------------------------
                                                                 9/9/99


Approved:  /S/ G. Laverdiere
           ---------------------------------
           Gilles Laverdiere    Date:  September 17, 1999